Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-214847) pertaining to the Union 401(k) Plan of Superior Tube Company, Inc. of our report dated June 23, 2022, with respect to the financial statements and schedules of the Superior Tube Company, Inc. Union 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania June 23, 2022